Exhibit 10.14

AGREEMENT

DATE: 18 October 2022

PARTIES:

1.	ULTRATREX MACHINERY SDN BHD (Company No. 200801031690 (833023-M)) (“Company”) is a private limited company duly incorporated in Malaysia under the Companies Act, 1965 and having its registered address at 27-5, Menara 1MK, No.1, Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia, of the one part (“Company”);

AND

2.	WONG KOK SENG (NRIC No. 690113-01-5681), of No.6, Jalan Ekoflora 1/4, Taman Ekoflora, 81100 Johor Bahru, Johor Darul Takzim, Malaysia, of the other part (“Mr. Wong”),

(each a “Party” and collectively “Parties”).

RECITAL

A.	As at the date of this Agreement, Mr. Wong is a director and a shareholder of the Company.

B.	The Company is desirous of incorporating a corporate entity in the Republic of Indonesia (“Indonesian Subsidiary”).

C.	To facilitate the purpose above and to ease the incorporation of the Indonesian Subsidiary, the Company is desirous to appoint Mr. Wong, and Mr. Wong accepts such appointment by the Company, to undertake the matters contained in this Agreement for the incorporation of the Indonesian Subsidiary subject to and upon the terms and conditions contained herein.

OPERATIVE PROVISIONS

1.	APPOINTMENT AND AUTHORISATION

1.1	The Company hereby appoints and authorises Mr. Wong, and Mr. Wong hereby accepts such appointment and agrees to undertake the incorporation of the Indonesian Subsidiary for and on behalf of the Company.

1.2	The Company further authorises Mr. Wong to do the following:

(a)	to execute all relevant documents pertaining thereto for and on behalf of the Company with full power of assent to any modifications and variations as may be deemed fit and expedient by Mr. Wong and/or may be required by the relevant authorities in the Republic of Indonesia;

(b)	to determine the appointment and composition of the Board of Directors, the Board of Commissioners, and the shareholder(s) of the Indonesian Subsidiary, PROVIDED ALWAYS that Mr. Wong shall be a member in the Board of Directors and the majority shareholder of the Indonesian Subsidiary in his personal capacity.

1.3	All costs and expenses in connection to the incorporation of the Indonesian Subsidiary shall be borne by the Company.

2.	USE OF NAME “ULTRATREX”

2.1	The Company hereby authorises the use of the name “Ultratrex” for the Indonesian Subsidiary.

3.	SUBSEQUENT TRANSFER OF INDONESIAN SUBSIDIARY

3.1	Mr. Wong shall transfer all issued and allotted shares in the Indonesian Subsidiary held by Mr. Wong and/or his affiliate(s) to the Company or such other entities designated by the Company as and when required by the Company. Mr. Wong hereby covenants to the Company to forthwith execute, and shall procure his affiliate(s) to transfer (if required by the Company), any and all agreements and any other relevant documents to effect the transfer the ownership of all shares in the Indonesian Subsidiary to the Company.

4.	CONSIDERATION

4.1	Each of the Parties hereby acknowledge and agree that there shall be no consideration payable by either Party to the other Party for the appointment and the matters contained herein.

5.	MISCELLANEOUS

5.1	Term

This Agreement shall be effective from the date of this Agreement and shall remain in force until the transfer of all the shares in the Indonesian Subsidiary held by Mr. Wong and/or his affiliate to the Company.

5.2	Costs and stamp duty

The legal costs of and incidental to this Agreement and all stamp duty thereon shall be borne and paid by the Company.

5.3	Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the parties hereto hereby irrevocably submit to the jurisdiction of the Courts of Malaysia.

SIGNING

Signed by	)	Mr.Wong kok seng
For and on behalf of	)	/s/ Wong kok seng
ULTRATREX MACHINERY SDN BHD	)
(Company No. 200801031690 (833023-M)))
in the presence of:	)

Signed by	)	Mr.Wong kok seng
WONG KOK SENG	)	/s/ Wong kok seng
(NRIC No. 690113-01-5681))
in the presence of:	)